Exhibit 99.01
AMENDMENT NUMBER 3
TO THE
DIAMOND FOODS, INC. PENSION PLAN
As Amended and Restated Effective August 1, 2004
     WHEREAS, Diamond Foods, Inc., (the “Company”) established and maintains the Diamond Foods, Inc. Pension Plan, as amended and restated effective as of August 1, 2004 (the “Plan”), for the benefit of its Eligible Employees;
WHEREAS, the Plan may be amended pursuant to the terms of Section 11.1; and

WHEREAS, the Plan may be terminated pursuant to the terms of Section 11.2; and

WHEREAS, the Company desires that participants’ benefit accruals will cease effective November 17, 2006, and that the Plan shall be terminated effective December 1, 2006.

NOW THEREFORE, the Plan is hereby amended as follows:
1.	Plan Termination. Effective December 1, 2006, The Introduction (on page 1) is amended by adding the following paragraph after the last sentence:

The Plan is terminated effective December 1, 2006. As soon as administratively feasible thereafter (including any delay necessary to obtain approvals from the Pension Benefit Guaranty Corporation and the Internal Revenue Service), Participants shall receive their Plan benefits in the form of a lump sum or through the purchase of irrevocable commitments from an insurance company.
2.	Accrued Benefit. Effective November 17, 2006, Section 1.1 is amended by adding the following after the last sentence:

The Participant’s Accrued Benefit shall not recognize Compensation earned by a Participant after November 17, 2006, nor any Credited Service based on Hours of Service after November 17, 2006, as provided in Sections 1.7 and 1.14.
3.	Average Compensation. Effective November 17, 2006, Section 1.7 is amended by adding the following after paragraph (d):
(e)	For the purposes of this Section 1.7, no Compensation earned, nor Hours of Service worked, by a Participant after November 17, 2006 shall be considered.
4.	Covered Compensation. Effective November 17, 2006, Section 1.13 is amended by adding the following paragraph after the last sentence:

For purposes of this Section 1.13, the Social Security Taxable Wage Base for 2006 and for any year afterward shall not exceed $94,200, the Wage Base for 2006.

Diamond Foods, Inc. Pension Plan
Amendment Number 3	Page 1 of 4

5.	Credited Service. Effective November 17, 2006, Section 1.14 is amended by adding the following after paragraph (c):
(d)	An Eligible Employee will receive no Credited Service for Plan Years beginning after November 17, 2006.

(e)	For the Plan Year beginning August 1, 2006, only Hours of Service completed on or before November 17, 2006 will be considered in calculating the amount of Credited Service earned in Section 1.14(a).

(f)	For the Plan Year beginning August 1, 2006, the Hours of Service threshold in Section 1.14(b) will be 250.
6.	Entry Date. Effective December 1, 2006, Section 1.26 is amended by adding the following:

Notwithstanding the above, the last and final Entry Date shall be August 1, 2006.
7.	Participation. Effective December 1, 2006, Section 2.1 is amended by inserting the following paragraph before the first sentence:

Notwithstanding any other provisions of this Article II, no one shall become a Participant in the Plan after December 1, 2006.
8.	One-Year Breaks in Service. Effective December 1, 2006, Section 2.6(b) is amended to read as follows:
(b)	Employee with a One-Year Break in Service.
If an Employee has a One-Year Break in Service, his Service before the One-Year Break in Service shall be taken into account for purposes of his becoming a Participant in the Plan. If the Entry Date when he would have participated in the Plan occurred while he was not an Eligible Employee, and he later became an Eligible Employee on or before December 1, 2006, he will participate in the Plan on December 1, 2006.
9.	Voluntary Lump Sum Distribution. Effective October 1, 2006, Section 3.13(e) is amended by replacing the phrase “(2) the automatic form of payment based on his marital status on his Annuity Starting Date” with the following:

(2) a Straight Life Annuity, or, if he has an Eligible Spouse, (3) a 50% joint and survivor annuity with his Eligible Spouse as Beneficiary

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Amendment Number 3	Page 2 of 4

10.	Optional Forms of Benefit. Effective December 1, 2006, Section 3.13 is amended by adding the following after the last paragraph:
(h)	Distributions upon Plan Termination. Upon the termination of the Plan on December 1, 2006, all Employees who are vested in their Accrued Benefit, and all former Employees who are vested in their Accrued Benefit and who were first credited with an Hour of Service on or after August 1, 2000 and who have not yet begun to receive their plan benefit, will be given a one-time option to elect either a lump sum distribution or an immediate annuity paid monthly, in such form and calculated as described below, commencing as soon as administratively feasible. The payment of this benefit is in lieu of any and all other benefits payable to the Participant from the Plan.
(1)	Lump Sum Option. The lump sum payment shall be the present value of the Participant’s vested Accrued Benefit payable at Normal Retirement Age determined using the Applicable Interest Rate and the Applicable Mortality Table. For Eligible Employees with a Prior Plan Accrued Benefit as of July 31, 2003 who have not yet satisfied the age and service eligibility conditions for an Early Retirement Benefit, the lump sum amount shall be calculated without regard to Prior Plan Section 1.1(a).

(2)	Immediate Annuity Option. If the Participant does not have an Eligible Spouse as of the Annuity Starting Date, this is a Straight Life Annuity. If the Participant has an Eligible Spouse on the Annuity Starting Date, the Participant may choose between a Straight Life Annuity (with Spousal Consent) and a 50% joint and survivor annuity with his Eligible Spouse as Beneficiary. The monthly benefit shall be the actuarial equivalent of the Lump Sum Option amount above, determined using the Applicable Interest Rate and the Applicable Mortality Table.
11.	Limit on Annual Benefits. Effective August 1, 2004, Section 4.2(c) is amended to read as follows:
(c)	If the Form of Benefit Payment Is Not Subject to Code Section 417(e)(3). The actuarial equivalent shall be the greater of the equivalent annual benefit computed using the (1) actuarial assumptions, as stated in Section 1.2, or (2) the Applicable Mortality Table and an interest rate of 5% (5.5% for distributions made in Plan Years beginning August 1, 2004 and August 1, 2005).
12.	Limit on Annual Benefits. Effective August 1, 2006, Section 4.2(c) is amended to read as follows:
(c)	If the Form of Benefit Payment Is Not Subject to Code Section 417(e)(3). The actuarial equivalent shall be the greater of the equivalent annual benefit computed using the (1) actuarial assumptions, as stated in Section 1.2, or (2) the Applicable Mortality Table and an interest rate equal to the greater of (A) 5.5%, (B) the rate that provides a benefit of not more than 105% of the benefit that would be provided if the Applicable Interest Rate were the interest rate assumption, or (C) the rate specified in Section 1.2.

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Amendment Number 3	Page 3 of 4

13.	Limit on Annual Benefits. Effective August 1, 2006, the first paragraph of Section 4.3(b)(2) is amended to read as follows:
(2)	Maximum Permissible Benefit. The Maximum Permissible Benefit is the lesser of the Defined Benefit Dollar Limitation or the Code Section 415(b)(1)(B) defined benefit compensation limitation (both adjusted where required, as provided in (A) and, if applicable, in (B) or (C) below).
14.	Vesting. Effective December 1, 2006, Section 5.1(a) is amended by replacing the last sentence with the following:

A Participant’s total Accrued Benefit derived from Employer contributions shall be vested if he is an Employee on December 1, 2006.
This Amendment is executed on this 19th day September, 2006.

DIAMOND FOODS, INC.
By:	/s/ Sam Keiper

Title:	Vice President, Corporate Affairs and Human Resources

Diamond Foods, Inc. Pension Plan
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